                                                                      Exhibit 21

                         PACIFICARE HEALTH SYSTEMS, INC.

                              LIST OF SUBSIDIARIES


NAME OF SUBSIDIARY                                        STATE OF INCORPORATION
------------------                                        ----------------------

California Dental Health Plan                             California
Clinica Pasteur, Inc.                                     Florida
COMPREMIER, Inc.                                          California
Covantage, Inc.                                           Delaware
CRM Insurance Services, Inc.                              California
Dental Plan Administrators                                California
Interstate Medical Equipment, Inc.                        Florida
Oregon Health Management Company                          California
PacifiCare Administrative Services, Inc.                  California
PacifiCare Administrative Services of Florida, Inc.       Florida
PacifiCare Behavioral Health, Inc.                        Delaware
PacifiCare Behavioral Health of California, Inc.          Delaware
PacifiCare Benefit Administrators, Inc.                   Washington
PacifiCare Life and Health Insurance Company              Indiana
PacifiCare Life Insurance Company                         Arizona
PacifiCare Military Health Systems, Inc.                  Delaware
PacifiCare of California                                  California
PacifiCare of Florida, Inc.                               Florida
PacifiCare of Oklahoma, Inc.                              Oklahoma
PacifiCare of Oregon, Inc.                                Oregon
PacifiCare of Texas, Inc.                                 Texas
PacifiCare of Washington, Inc.                            Washington
PacifiCare Pharmacy Centers, Inc.                         California
PacifiCare Ventures, Inc.                                 California
PacifiCare Wellness Company                               California
PacifiClinic, P.C.                                        Oregon
PC-CWD Vista Associates                                   California
Pasteur Delivery Systems, Inc.                            Florida
Pasteur Systems, Inc.                                     Florida
Secure Horizons USA, Inc.                                 California